Exhibit 99.1

Playa Hotels & Resorts Announces Retirement of CFO Larry Harvey; Ryan Hymel Named as Successor

FAIRFAX, Va., May 15, 2017 (GLOBE NEWSWIRE) — Playa Hotels & Resorts (NASDAQ:PLYA) today announced the retirement of its highly respected Chief Financial Officer, Larry Harvey, effective at the end of the second quarter. Ryan Hymel, currently SVP and Treasurer, has been appointed to succeed Harvey as CFO, effective July 1, 2017.

With fifteen years of experience working within the hospitality sector, Mr. Hymel began his career with the hotel management company, Barceló Crestline Corporation. As one of the founding members of Playa Hotels & Resorts in 2006, Mr. Hymel previously held the position of Vice President of Treasury & Planning prior to being named Treasurer. He subsequently assumed responsibility for managing all aspects of investor relations, financial planning & analysis, capital market & debt activities, along with treasury and cash management. He holds a BA in economics from the University of Virginia and an MBA from Georgetown University – The McDonough School of Business.

“Ryan is a talented and dedicated executive who has been at Playa since our inception. Given how capably he has handled taking primary responsibility for our investor and banking relationships over the past year, I am confident that as Larry passes the reins to Ryan that we will continue to build on our prior success,” said Playa Chairman and CEO, Bruce Wardinski.

Following his retirement, Mr. Harvey will continue to serve as an advisor to Playa through year end 2017.

“I was very fortunate a few years ago to convince Larry to join Playa in order to help us reach our goals of growing our business with financial discipline and becoming a publicly listed company. During his tenure at Playa, Larry made countless contributions that have positioned us to thrive as an all-inclusive resort consolidator in the public markets. I have known and worked with Larry for almost 25 years and I deeply respect him as a colleague and as a friend, as well as all of his achievements in the hospitality sector,” stated Bruce Wardinski. “Accordingly, it is with the highest level of appreciation that I announce that Larry has decided to retire in order to spend more time with his family. On behalf of all of the team at Playa, we are deeply grateful for Larry’s exceptional leadership and friendship.”

Playa Hotels & Resorts N.V. (Playa) is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns a portfolio consisting of 13 resorts (6,142-rooms) located in Mexico, the Dominican Republic and Jamaica. Playa owns and manages Hyatt Zilara and Hyatt Ziva Cancun, Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall in Jamaica, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. The company also owns and operates three resorts under Playa’s brands, THE Royal and Gran Resorts, as well as five resorts in Mexico and the Dominican Republic that are managed by a third party.

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our

actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Media Contact:

Amy Zocchi

Playa Hotels & Resorts

954.453.1684

AZocchi@playaresorts.com

Playa Hotels & Resorts